EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2011, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2010.

/s/ PERRY-SMITH LLP

Sacramento, California
October 20, 2011

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